Exhibit 21.1

Subsidiaries of Equinix, Inc.

Entity	Jurisdiction
Equinix (Australia) Enterprises Holdings Pty Limited	Australia
Equinix (Australia) Enterprises Pty Limited	Australia
Equinix Australia Pty Limited	Australia
McLaren Pty Limited	Australia
Metronode (ACT) Pty Limited	Australia
Metronode (NSW) Pty Ltd	Australia
Metronode C1 Pty Limited	Australia
Metronode Group Pty Limited	Australia
Metronode Investments Pty Limited	Australia
Metronode M2 Pty Ltd	Australia
Metronode P2 Pty Limited	Australia
MGH Pegasus Pty Ltd	Australia
Metronode Pty. Ltd.	Australia
Metronode S2 Pty Ltd	Australia
MGH Bidco Pty Limited	Australia
MGH Finco Pty Limited	Australia
MGH Holdco Pty Ltd	Australia
Equinix do Brasil Soluções de Tecnologia em Informática Ltda.	Brazil
Equinix do Brasil Telecomunicações Ltda.	Brazil
Equinix Colombia, Inc.	British Virgin Islands
Equinix (Bulgaria) Data Centers EAD	Bulgaria
Equinix (Canada) Enterprises Ltd.	Canada
Equinix Canada Ltd.	Canada
Equinix (Cayman) Holdings Limited	Cayman Islands
CHI 3, LLC	Delaware, U.S.
DCI Management, Inc.	Delaware, U.S.
DCI Tech Holdings Infomart, LLLP	Delaware, U.S.
EPS Enterprises, Inc.	Delaware, U.S.
Equinix (EMEA) Management, Inc.	Delaware, U.S.
Equinix (Government) Enterprises LLC	Delaware, U.S.
Equinix (Government) LLC	Delaware, U.S.
Equinix (US) Enterprises, Inc.	Delaware, U.S.
Equinix (Velocity) Holding Company	Delaware, U.S.
Equinix Impact LLC	Delaware, U.S.
Equinix LLC	Delaware, U.S.
Equinix Pacific LLC	Delaware, U.S.
Equinix Professional Services, Inc.	Delaware, U.S.
Equinix RP II LLC	Delaware, U.S.
Equinix South America Holdings, LLC	Delaware, U.S.

Entity	Jurisdiction
Infomart Dallas GP, LLC	Delaware, U.S.
Infomart Dallas, LP	Delaware, U.S.
Infomart Holdings, LLC	Delaware, U.S.
Infomart Venture, LLC	Delaware, U.S.
LA4, LLC	Delaware, U.S.
Moran Road Partners, LLC	Delaware, U.S.
NY2 Hartz Way, LLC	Delaware, U.S.
SV1, LLC	Delaware, U.S.
Switch & Data Facilities Company LLC	Delaware, U.S.
Switch & Data LLC	Delaware, U.S.
Switch & Data MA One LLC	Delaware, U.S.
Switch & Data WA One LLC	Delaware, U.S.
Switch & Data/NY Facilities Company LLC	Delaware, U.S.
Switch and Data CA Nine LLC	Delaware, U.S.
Switch And Data NJ Two LLC	Delaware, U.S.
Switch and Data Operating Company LLC	Delaware, U.S.
Switch and Data VA Four LLC	Delaware, U.S.
VDC I, LLC	Delaware, U.S.
VDC II, LLC	Delaware, U.S.
VDC III, LLC	Delaware, U.S.
VDC IV, LLC	Delaware, U.S.
VDC V, LLC	Delaware, U.S.
VDC VI, LLC	Delaware, U.S.
VDC VII, LLC	Delaware, U.S.
VDC VIII, LLC	Delaware, U.S.
Equinix (Finland) Enterprises Oy	Finland
Equinix (Finland) Oy	Finland
Kiinteisto Oy Espoon Sinimaentie 12	Finland
Kiinteisto Oy Sinimaentie 8	Finland
Equinix (France) Enterprises SAS	France
Equinix (Real Estate) Holdings SC	France
Equinix (Real Estate) SCI	France
Equinix France SAS	France
Equinix (Germany) Enterprises GmbH	Germany
Equinix (Germany) GmbH	Germany
Equinix (Real Estate) GmbH	Germany
FG-Grundstucks GmbH	Germany
Upminster GmbH	Germany
Equinix (Hong Kong) Enterprises Limited	Hong Kong
Equinix Hong Kong Limited	Hong Kong
CHI 3 Procurement, LLC	Illinois, U.S.
Equinix (Ireland) Enterprises Limited	Ireland

Entity	Jurisdiction
Equinix (Ireland) Holdings Limited	Ireland
Equinix (Ireland) Limited	Ireland
Equinix (IS2) Holdings Limited	Ireland
Equinix (Italia) Enterprises S.r.l.	Italy
Equinix Italia S.r.l.	Italy
Open Hub Med Societa Consortile a responsabilita limitata	Italy
EJAE2 G.K.	Japan
Equinix (Japan) Enterprises K.K.	Japan
Equinix (Japan) Technology Services K.K.	Japan
Equinix (Japan) Technology Services K.K. Osaka Branch Office	Japan
Equinix Japan K.K.	Japan
QAON G.K.	Japan
Metronode New Zealand Limited	New Zealand
Equinix Muscat LLC	Oman
Equinix (China) Investment Holding Co., Ltd (亿利互连（中国）投资有限公司）	People’s Republic of China
Equinix Information Technology (Shanghai) Co., Ltd. (亿利互连信息技术（上海）有限公司)	People’s Republic of China
Equinix WGQ Information Technology (Shanghai) Co., Ltd.	People’s Republic of China
Equinix YP Information Technology (Shanghai) Co., Ltd. (亿利互连数据系统（上海）有限公司)	People’s Republic of China
Equinix (Poland) Enterprises sp. z o.o.	Poland
Equinix (Poland) sp. z o.o.	Poland
Equinix (Portugal) Data Centers, S.A.	Portugal
Equinix II (Portugal) Enterprises Data Centers, Unipessoal Lda	Portugal
Equinix (Singapore) Enterprises Pte. Ltd.	Singapore
Equinix Asia Pacific Holdings Pte. Ltd.	Singapore
Equinix Asia Pacific Pte. Ltd.	Singapore
Equinix Singapore Holdings Pte. Ltd.	Singapore
Equinix Singapore Pte. Ltd.	Singapore
CloudMas Iberica, S.L.U.	Spain
Equinix (Iberia) Holdings S.L.U.	Spain
Equinix (Spain), S.L.U.	Spain
Interconnect Exchange Europe SL	Spain
Itconic, S.A.U.	Spain
TelecityGroup Spain S.A.	Spain
Equinix (Sweden) AB	Sweden
Equinix (Sweden) Enterprises AB	Sweden
Equinix (Switzerland) Enterprises GmbH	Switzerland
Equinix (Switzerland) GmbH	Switzerland
Equinix (EMEA) Acquisition Enterprises B.V.	The Netherlands
Equinix (EMEA) B.V.	The Netherlands
Equinix (Netherlands) B.V.	The Netherlands

Entity	Jurisdiction
Equinix (Netherlands) Enterprises B.V.	The Netherlands
Equinix (Netherlands) Holdings B.V.	The Netherlands
Equinix (Real Estate) B.V.	The Netherlands
Virtu Secure Webservices B.V.	The Netherlands
Equinix Turkey Data Merkezi Üretim Inşaat Sanayi ve Ticaret Anonim Şirketi	Turkey
Equinix Turkey Enterprises Data Merkezi Üretim Inşaat Sanayi ve Ticaret Anonim Şirketi	Turkey
Equinix Turkey Internet Hizmetleri Anonim Sirketi	Turkey
Equinix Middle East FZ-LLC	United Arab Emirates
Equinix (LD10) Holdings Limited	United Kingdom
Equinix (LD10) Limited	United Kingdom
Equinix (Services) Limited	United Kingdom
Equinix (UK) Acquisition Enterprises Limited	United Kingdom
Equinix (UK) Enterprises Ltd.	United Kingdom
Equinix (UK) Limited	United Kingdom
Equinix Corporation Limited	United Kingdom
Equinix Group Limited	United Kingdom
Equinix Investments Limited	United Kingdom
Telecity Group Limited	United Kingdom
Telecity UK Ltd.	United Kingdom
TelecityGroup Holdings Ltd.	United Kingdom
TelecityGroup International Ltd.	United Kingdom
TelecityGroup Investments Ltd.	United Kingdom
TelecityGroup UK Ltd.	United Kingdom